Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 174 to File No. 811-01136 and Amendment No. 174 to File No. 002-19458) of Guggenheim Funds Trust of our reports dated November 25, 2014 on the financial statements and financial highlights of the Guggenheim Alpha Opportunity Fund, Guggenheim Enhanced World Equity Fund, Guggenheim Large Cap Value Fund, Guggenheim Mid Cap Value Fund, Guggenheim Mid Cap Value Institutional Fund, Guggenheim Risk Managed Real Estate Fund, Guggenheim Small Cap Value Fund, Guggenheim StylePlus-Large Core Fund, Guggenheim StylePlus-Mid Growth Fund, Guggenheim World Equity Income Fund, Guggenheim Floating Rate Strategies Fund, Guggenheim High Yield Fund, Guggenheim Investment Grade Bond Fund, Guggenheim Limited Duration Fund, Guggenheim Macro Opportunities Fund, Guggenheim Municipal Income Fund, and Guggenheim Total Return Bond Fund included in the September 30, 2014 Annual Reports to shareholders.

/s/ Ernst & Young LLP

McLean, Virginia
April 28, 2015